EXHIBIT 10.1
THIRD AMENDMENT TO SENIOR SECURED
REVOLVING CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”) made as of the 29th day of June, 2007, by and among REPUBLIC PROPERTY LIMITED PARTNERSHIP, a Delaware limited partnership (“Borrower”), REPUBLIC PROPERTY TRUST, a Maryland real estate investment trust (“Parent Guarantor”), THE OTHER ENTITIES LISTED ON THE SIGNATURE PAGES HEREOF AS GUARANTORS (the “Subsidiary Guarantors”; the Parent Guarantor and the Subsidiary Guarantors are hereinafter referred to collectively as the “Guarantors”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), THE OTHER LENDERS WHICH ARE SIGNATORIES HERETO (KeyBank and the other lenders which are signatories hereto, collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the “Agent”).
WITNESSETH:
     WHEREAS, Borrower, Parent Guarantor, Agent and the Lenders entered into that certain Senior Secured Revolving Credit Agreement dated as of May 1, 2006 (the “Original Credit Agreement”), as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement dated as of September 27, 2006, and as amended by that certain Second Amendment to Senior Secured Revolving Credit Agreement dated as of March 28, 2007 (the Original Credit Agreement, as amended, the “Credit Agreement”); and
     WHEREAS, Borrower has requested that the Agent and the Lenders make certain modifications to the terms of the Credit Agreement; and
     WHEREAS, the Agent and the Lenders have agreed to make such modifications subject to the execution and delivery by Borrower and Guarantors of this Amendment.
     NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
     1. Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
     2. Modification of the Credit Agreement. Borrower, Parent Guarantor, the Lenders and Agent do hereby modify and amend the Credit Agreement as follows:
          (a) By deleting in its entirety the definition of “Funds from Operations” appearing on page 10 of the Credit Agreement, and inserting in lieu thereof the following new definition of “Funds from Operation”:

     “Funds from Operations. With respect to any Person for any period, an amount equal to the Net Income (or Loss) of such Person for such period, computed in accordance with GAAP, excluding gains (or losses) from extraordinary items or non-recurring gains or losses (but including gains or losses on sales of Real Estate in the ordinary course of business, e.g. build to suits), plus real estate depreciation and amortization and non-cash interest incurred, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be recalculated to reflect funds from operations on the same basis.”
          (b) By deleting in its entirety the definition of “Interest Expense” appearing on page 13 of the Credit Agreement, and inserting in lieu thereof the following new definition of “Interest Expense”:
     “Interest Expense. For any period, without duplication, (a) total interest expense incurred (both expensed and capitalized) of the Borrower, the Guarantors and their respective Subsidiaries, excluding any non-cash interest expense incurred but including the portion of rents payable under a Capitalized Lease allocable to interest expense in accordance with GAAP (but excluding capitalized interest funded under a construction loan interest reserve account), determined on a consolidated basis in accordance with GAAP for such period, plus (b) the Borrower’s, the Guarantors’ and their respective Subsidiaries’ Equity Percentage of Interest Expense of their Unconsolidated Affiliates for such period.”
     3. References to Credit Agreement. All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement, as modified and amended herein.
     4. Acknowledgment of Borrower and Guarantors. Borrower and Guarantors hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, as applicable, enforceable against Borrower and Guarantors in accordance with their respective terms, and that the execution and delivery of this Amendment and any other documents in connection therewith do not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or Guarantors’ obligations under the Loan Documents.
     5. Representations and Warranties. Borrower and Guarantors represent and warrant to Agent and the Lenders as follows:
          (a) Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and Guarantors, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of the Guarantors is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of the Guarantors, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, the Borrower or any of the Guarantors or any of their respective properties or to which the Borrower or any of the Guarantors is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of the Borrower or any of the Guarantors, other than the liens and encumbrances created by the Loan Documents.

          (b) Enforceability. The execution and delivery of this Amendment are valid and legally binding obligations of Borrower and Guarantors enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.
          (c) Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.
          (d) Reaffirmation. Borrower and Guarantors reaffirm and restate as of the date hereof each and every representation and warranty made by the Borrower, the Guarantors and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date.
     6. No Default. By execution hereof, the Borrower and Guarantors certify that Borrower and each of the Guarantors is and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.
     7. Waiver of Claims. Borrower and Guarantors acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.
     8. Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents as modified and amended herein. Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents.
     9. Effective Date. This Amendment shall be deemed effective and in full force and effect as of the date hereof upon the execution and delivery of this Amendment by Borrower, Guarantors, Agent and the Required Lenders. The Borrower will pay the reasonable fees and expenses of Agent in connection with this Amendment.

     10. Amendment as Loan Document. This Amendment shall constitute a Loan Document.
     11. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.
     12. MISCELLANEOUS. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.
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     IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

BORROWER: REPUBLIC PROPERTY LIMITED PARTNERSHIP, a Delaware limited partnership
By:	Republic Property Trust, a Maryland real estate
investment trust, its sole general partner

By:	/s/ Michael J. Green
	Name:	Michael J. Green
	Title:	Executive Vice President and CFO

(SEAL)

GUARANTORS: REPUBLIC PROPERTY TRUST, a Maryland real estate investment trust
By:	/s/ Michael J. Green
	Name:	Michael J. Green
	Title:	Executive Vice President and CFO

RPT PRESIDENTS PARK LLC, a Delaware limited liability company
By:	/s/ Michael J. Green
	Name:	Michael J. Green
	Title:	Executive Vice President and CFO

PRESIDENTS PARK I LLC, a Delaware limited liability company
By:	/s/ Michael J. Green
	Name:	Michael J. Green
	Title:	Executive Vice President and CFO

[SIGNATURES CONTINUED ON NEXT PAGE]

PRESIDENTS PARK II LLC, a Delaware limited liability company
By:	/s/ Michael J. Green
	Name:	Michael J. Green
	Title:	Executive Vice President and CFO

PRESIDENTS PARK III LLC, a Delaware limited liability company
By:	/s/ Michael J. Green
	Name:	Michael J. Green
	Title:	Executive Vice President and CFO

[SIGNATURES CONTINUED ON NEXT PAGE]

LENDERS: KEYBANK NATIONAL ASSOCIATION, individually as a Lender and as Agent
By:	/s/ Michael P. Szuba
	Name:	Michael P. Szuba
	Title:	Vice President

SUNTRUST BANK
By:	/s/ Nancy B. Richards
	Name:	Nancy B. Richards
	Title:	Senior Vice President

CHARTER ONE BANK, N.A.
By:	/s/ Florentina Djulvezan
	Name:	Florentina Djulvezan
	Title:	Vice President

RAYMOND JAMES BANK, FSB
By:	/s/ Steven F. Paley
	Name:	Steven F. Paley
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Timothy P. Gleason
	Name:	Timothy P. Gleason
	Title:	Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

SOVEREIGN BANK
By:	/s/ T. Gregory Donohue
	Name:	T. Gregory Donohue
	Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Amit Khimji
	Name:	Amit Khimji
	Title:	Vice President

EMIGRANT REALTY FINANCE
By:	/s/ Russell T. Wyman
	Name:	Russell T. Wyman
	Title:	Vice President